Exhibit 3.2

AMENDED AND RESTATED

CODE OF REGULATIONS1

OF

DIAMOND HILL INVESTMENT GROUP, INC.

(an Ohio corporation)

ARTICLE I

Shareholders

SECTION 1. Annual Meetings.  The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Ohio, as the Board of Directors shall determine.

SECTION 2. Special Meetings.  Special meetings of shareholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by shareholders holding together at least a majority of all the shares of Diamond Hill Investment Group, Inc., an Ohio corporation (the “Corporation”), entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Ohio, as may be specified by such order.  Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3. Notice of Meetings.  (a) Written notice of all meetings of the shareholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of shareholders may be examined, shall be given by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given to each shareholder not less than ten (10) nor more than sixty (60) days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

(b)       Any authorization by a shareholder to send notices by any means other than in person or by mail or overnight delivery service is revocable by written notice to the Corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Corporation. If sent by another means of communication authorized by the Corporation, the notice shall be sent to the address furnished by the Corporation for those transmissions. Any authorization by a shareholder to send notices by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (1) the Corporation has attempted to make delivery of two consecutive notices

1 Effective as of April 22, 2026.

in accordance with that authorization and (2) the Secretary or an Assistant Secretary of the Corporation, or other person responsible for giving of notice, has received notice that, or otherwise believes that, delivery has not occurred. An inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.

SECTION 4. Shareholder Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 5. Quorum.  Except as otherwise provided by law or the Corporation’s Articles of Incorporation, a quorum for the transaction of business at any meeting of shareholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.  At all meetings of the shareholders at which a quorum is present, all matters, except as otherwise provided by law or the Articles of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy.  If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained.  When a quorum is once present it is not broken by the subsequent withdrawal of any shareholder.

SECTION 6. Organization.  Meetings of shareholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the shareholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Voting; Proxies; Required Vote.  (a) At each meeting of shareholders, every shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such shareholder or by such shareholder’s duly authorized attorney-in-fact, and, unless the Articles of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such shareholder on the books of the Corporation on the applicable record date fixed pursuant to this Code of Regulations.  At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect.  Except as otherwise required by law or the Articles of Incorporation, any other action shall be authorized by a majority of the votes cast.

(b)       Any action required or permitted to be taken at any meeting of shareholders may, except as otherwise required by law or the Articles of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of a number of the issued and outstanding shares of capital stock of the Corporation representing the number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 8. Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1. General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration.  (a) Each director shall be at least 18 years of age.  A director need not be a shareholder, a citizen of the United States, or a resident of the State of Ohio.  Except as otherwise provided by law or the Corporation’s Articles of Incorporation, the number of directors constituting the entire Board of Directors shall be the number fixed from time to time by affirmative vote of a majority of the votes to which all of the Directors then in office are entitled pursuant to the Corporation’s Articles of Incorporation.  The use of the phrase “entire Board of Directors” herein refers to the total number of directors the Corporation has at any point in time.

(b)       Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)       Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting.  Except as otherwise provided by law, a majority of the votes to which the entire Board of Directors is entitled shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  With respect to any matter submitted to a vote of the Board of Directors, directors shall each be entitled to the number of votes set forth in the Corporation’s Articles of Incorporation.  The vote of the majority of the votes held by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4. Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Ohio, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Action by Communications Equipment.  Members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 6. Annual Meeting.  Following the annual meeting of shareholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.  Such meeting may be held without notice immediately after the annual meeting of shareholders at the same place at which such shareholders’ meeting is held.

SECTION 7. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 8. Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, President or by a majority of the votes held by directors then in office.

SECTION 9. Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.  Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing whether before or after such meeting be held, or if he shall be present at such meeting, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat.

SECTION 10. Organization.  At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 12. Vacancies.  Unless otherwise provided in this Code of Regulations, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the shareholders, by the holders of shares entitled to vote for the election of directors.

SECTION 13. Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1. Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the votes to which the entire Board of Directors is entitled may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by this Code of Regulations and as may be assigned by the Board of Directors or the President.

SECTION 2. Term of Office and Remuneration.  The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

SECTION 4. Compensation.  The compensation of the officers shall be fixed by the Board of Directors, or by an committee of the Board of Directors upon whom power in that regard may be conferred by the Board of Directors.

SECTION 5. Chairman of the Board.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 6. President and Chief Executive Officer.  The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office.  The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees;  and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 7. Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 8. Treasurer.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

SECTION 9. Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 10. Assistant Officers.  Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

Books and Records

SECTION 1. Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Ohio as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all shareholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in this Code of Regulations and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Shareholders.  Notices of meetings and all other corporate notices may be delivered personally or mailed to each shareholder at the shareholder’s address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Shareholders of Record.

(a)       In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)       In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)       In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1. Certificates; Signatures.  The shares of the Corporation shall be represented by certificates or shall be uncertificated.  Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock.  The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer.  A record shall be made of each transfer.

SECTION 3. Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the shareholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The Corporation shall have no corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.  Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by this Code of Regulations or by the Articles of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments.  The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of shareholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports.  The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

Indemnification and Insurance

SECTION 1. Indemnification.  The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the act or omission giving rise to any claim for indemnification under this Section 1 was not occasioned by the person’s intent to cause injury to the Corporation or by the person’s reckless disregard for the best interests of the Corporation, and in respect of any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 1 that gives rise to such claim was occasioned by an intent to cause injury to the Corporation or by a reckless disregard for the best interests of the Corporation and, in respect of any criminal matter, that the person had no reasonable cause to believe the person’s conduct was unlawful; the presumption recited in this Section 1 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

SECTION 2. Court-Approved Indemnification.  Anything contained in this Code of Regulations or elsewhere to the contrary notwithstanding:

(a)       the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which such person shall have been adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to the Corporation or by such person’s reckless disregard for the best interests of the Corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(b)       the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

SECTION 3. Indemnification for Expenses.  Anything contained in this Code of Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article XIII, or in defense of any claim, issue or matter in such action, suit or proceeding, such officer or director shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such officer or director in connection with such action, suit, or proceeding.

SECTION 4. Determination Required.  Any indemnification required under Section 1 of this Article XIII and not precluded under Section 2 of this Article XIII, unless ordered by a court, shall be made by the Corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 1 of this Article XIII. Such determination may be made only (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five (5) years, or (c) by the shareholders, or (d) by the Court of Common Pleas of Franklin County, Ohio, or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (d) of this Section 4 at any time, including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (a) or by independent legal counsel under division (b) or by the shareholders under division (c) of this Section 4; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (a) or by independent legal counsel under division (b) or by the shareholders under division (c) of this Section 4 shall be evidence in rebuttal of the presumption recited in Section 1 of this Article XIII. Any determination made by the disinterested directors under division (a) or by independent legal counsel under division (b) of this Section 4 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

SECTION 5. Advances for Expenses.  The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 1 of this Article XIII shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such officer or director, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such officer or director shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, the officer’s or director’s relevant action or failure to act was occasioned by the officer’s or director’s deliberate intent to cause injury to the Corporation or reckless disregard for the best interests of the Corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.

SECTION 6. Article XIII Not Exclusive.  The indemnification provided by this Article XIII shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation, this Code of Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 7. Insurance.  The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the obligation or the power to indemnify the person against such liability under the provisions of this Article XIII. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

SECTION 8. Certain Definitions.  For purposes of this Article XIII, and as an example and not by way of limitation:

(a)       a person claiming indemnification under this Article XIII shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article XIII, or in defense of any claim, issue or other matter in such action, suit or proceeding, if such action, suit or proceeding shall be terminated as to the person, with or without prejudice, without the entry of a judgment or order against the person, without a conviction of the person, without the imposition of a fine upon such person and without the person’s payment or agreement to pay any amount in settlement of such claim, issue or other matter (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against the person or otherwise results in a vindication of such person); and

(b)       references to an “other enterprise” shall include employee tax benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE XIV

Amendments

The Board of Directors shall have power to adopt, amend or repeal regulations.  Regulations adopted by the Board of Directors may be repealed or changed, and new regulations made, by the shareholders, and the shareholders may prescribe that any regulations made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XV

Conflicts

This Code of Regulations is adopted subject to any applicable law and the Articles of Incorporation.  Whenever this Code of Regulations may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.